Exhibit 99.3
Therapharm Recherches Th. R.
Unaudited Condensed Balance Sheets
In Euros

September 30,
2008
Assets
Current assets:
Cash and cash equivalents	€623,013
Restricted cash	423,534
Accounts receivable, less allowance for doubtful accounts	2,179,962
Unbilled revenue	474,336
Income tax receivable	221,156
Prepaid expenses and other current assets	133,135

Total current assets	€4,055,136

Leasehold Improvements and equipment, net	173,233

Total assets	€4,228,369

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	€662,138
Accrued expenses	1,040,630
Customer deposits	417,879
Deferred revenue	1,303,770
Other current liabilities	3,720

Total current liabilities	€3,428,137

Other liabilities	24,670

Total liabilities	€3,452,807

Stockholder’s equity:

Stock at par value	38,043
Additional paid in capital	370,746
Accumulated deficit
Stock at par value, 1,409 shares authorized, issued outstanding	38,043
Additional paid in capital	370,746
Retained accumulated earnings	366,773

Total stockholder’s equity	€775,562

Total liabilities and stockholder’s equity	€4,228,369

The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Unaudited Condensed Statements of Operations
In Euros

	Nine months ended
	September 30, 2008	September 30, 2007

Service revenue	€4,467,093	€4,338,783
Reimbursable revenue	1,498,367	1,455,329

Total revenue	5,965,460	5,794,112

Direct costs	1,936,322	2,808,890
Reimbursable expense	1,498,367	1,455,329
Selling, general, and administrative expenses	1,793,019	941,357
Depreciation and amortization	45,979	62,527

Income from operations	691,773	526,007

Other expense	(2,700)	(2,070)
Other Income	5,676	8,975

Income before provision (benefit) for income taxes	694,749	532,912
Provision for income taxes	(229,267)	(197,212)

Net income	€465,482	€335,700

The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Unaudited Condensed Statements of Cash Flows
In Euros

	Nine months ended
	September 30, 2008	September 30, 2007

Net income	€465,482	€335,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,979	62,527
Changes in operating assets and liabilities:
Work in progress	174,613	(163,751)
Accounts receivable	(266,738)	(893,959)
Income taxes payable (receivable)	(38,821)	—
Prepaid expenses and other current assets	49,010	(11,047)
Accounts payable	30,349	91,120
Accrued expenses	46,606	313,885
Customer deposits	17,879	400,000
Deferred revenue	(268,989)	474,204
Other current liabilities	(78,251)	88,975
Other liabilities	(63,085)	(35,570)

Net cash provided by operating activities	114,034	662,084

Investing activities
Change in restricted cash	—	(400,000)
Purchase of Leasehold Improvements equipment	(102,177)	(2,497)

Net cash (used in) investing activities	(102,177)	(402,497)

Financing activities
Dividends	(153,590)	—

Net cash (used in) financing activities	(153,590)	—
Net change in cash	(141,733)	259,587

Cash and cash equivalents, beginning of period	764,746	247,933

Cash and cash equivalents, end of period	€623,013	€507,520

The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Notes to Unaudited Condensed Financial Statements
September 30, 2008
1. Nature of Business
SA Therapharm Recherches (the “Company” or “Therapharm”) is a Clinical Resource Organization (CRO), providing high-quality, efficient and flexible clinical development solutions to the pharmaceutical industry. The Company is able to leverage its high degree of clinical expertise, industry knowledge and specialization to reduce the expense and time frame of clinical development. The Company’s revenues are generated principally from customers located in France, while it does support clients and perform services in several European countries.
2. Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with an original maturity of three months or less from date of purchase.
Restricted Cash
The Company receives cash in advance from certain customers specifically for the payment of investigator fees relating to specific projects. Such amounts are recorded in restricted cash and short term customer deposits in the accompanying consolidated balance sheets.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to credit risk, consist principally of cash and accounts receivable. The Company performs periodic evaluations of the financial institutions in which its cash is invested. The majority of the Company’s revenues and accounts receivable are derived from pharmaceutical companies located in France. The Company’s two largest customers accounted for approximately 15% and 10% of service revenues during the nine months ended September 30, 2008, the Company’s largest customer accounted for approximately 11% of service revenues during the nine months ended September 30, 2007.
The two largest customers represented approximately 28%, and 13% of the accounts receivable balance at September 30, 2008. No other customers represented more than 10% of net service revenues or accounts receivable during those periods or at those times. The Company provides an allowance for doubtful accounts based on experience and specifically identified risks. Accounts receivable are carried at fair value and charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts. During the periods contained within, the company had not identified any specific risks, and therefore no allowance for doubtful accounts was booked.
Property and Equipment
Property and equipment are recorded at cost. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to expense as incurred. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets ranging from 1 to 10 years.
Revenue and Cost Recognition
The majority of the Company’s service revenues are derived from fee-for-service contracts, some of which are fixed-price contracts. Revenues and the related costs of fee-for-service contracts are recognized in the period in which services are performed. Fixed-price contract revenue is recognized as services are performed. The Company measures progress for fixed price contracts using the concept of proportional performance based upon a unit-based output method. Under the unit-based output method, output units are pre-defined in the contract and revenue is recognized based upon completion of such output units. Revenue related to contract modifications is recognized when realization is assured and the amounts are reasonably determinable. Adjustments to contract estimates are made in the periods in which the facts that require the revisions become known. When the revised estimate indicates a loss, such loss is provided for in the financial statements during that period. No such losses were recognized in 2008 or 2007. Deferred revenue represents amounts billed to customers in excess of revenue recognized. Unbilled revenue represents revenue recognized in excess of amounts billed.
In connection with the management of clinical trials, the Company pays, on behalf of its clients, fees to investigators and test subjects as well as other out-of-pocket costs for items such as travel, printing, meetings and couriers. The Company’s clients reimburse the Company for these costs. As required by EITF 01-14, amounts paid by the Company as a principal for out-of-pocket costs are included in direct costs as reimbursable out-of-pocket expenses and the reimbursements the Company receives as a principal are reported as reimbursed out-of-pocket revenue. In the statements of operations, the Company combines amounts paid by the Company as an agent for out-of-pocket costs with the corresponding reimbursements, or revenue, the Company receives as an agent. During the years ended September 30, 2008 and 2007 fees paid to investigators and other fees the Company paid as an agent and the associated reimbursements were approximately €1,455,000 and €1,498,000 respectively.
Income Taxes
The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts reportable for income tax purposes.
Recently Issued Accounting Pronouncements
See annual statements referenced in this 8K/A as exhibit 99.2.

3. Leasehold Improvements and Equipment
Leasehold Improvements and equipment consist of the following:

	Useful life	September 30, 2008
		(unaudited)
Leasehold improvements	10 years	€67,457
Technical facilities, material and tools	2 to 3 years	242,287
Computer equipment	1 to 3 years	272,348
Furniture and fixtures	2 to 3 years	560,113

		1,142,205

Less accumulated depreciation		(968,973)

		€173,232

4. Commitments and Contingencies
The Company occupies its corporate headquarters and other offices and uses certain equipment under various operating leases. The Company’s current lease for its corporate headquarters expires in March 2015. Rent expense under such arrangements was approximately € 327,465 and € 277,500 during the nine months ended September 30, 2008 and 2007, respectively.
Future minimum lease payments subsequent to December 31, 2007 under capital and noncancelable operating leases are as follows:

Operating
Leases
2008	€139,007
2009	528,999
2010	464,096
2011	395,923
2012	379,421
Thereafter	1,107,359

Total minimum lease payments	€3,014,805

The Company is involved in various claims incidental to the conduct of its business. Management does not believe that any such claims to which the Company is a party, both individually and in the aggregate, will have a material adverse effect on the Company’s financial position or results of operations.
5. Related Party Transactions
During 2006 and into 2007, the Company was the subject of a lawsuit by one of its clients. The lawsuit was subsequently settled out of court by Therapharm’s parent company APA Research S.A.S. (“APA”). Although the settlement was between APA and the client, Therapharm guaranteed the payment to the client. The settlement was for €740,000 to be paid back over a period of ten years, or in full upon a change in control of Therapharm’s ownership structure.
6. Subsequent Events
On December 23, 2008 the shareholders of Therapharm, APA, sold 100% of their interest in the company to an unrelated party. Commensurate with the sale, the litigation settlement amount was paid in full and Therapharm was not required to perform on its guarantee.